UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest Event Reported) January 23, 2009

SUPERCLICK, INC.
(Name of Small Business Issuer in its charter)

WASHINGTON	52-2219677
(State or other jurisdiction of	(IRS Employer Identification No.)
incorporation or organization)

10222 St Michel Suite 300 Montreal, Qc H1H-5H1
(Address of principal executive offices) (Zip Code)

Issuer's Telephone Number (858) 518-1387

Issuer's Fax Number (760) 798-1889

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 13e-4(c))

Item 7.01. Regulation FD Disclosure.

On January 22, Superclick, Inc. held a shareholder conference call to discuss financial results and related matters for the fiscal year ended October 31, 2008.

Forward-Looking Statements

This Item 7.01 and the attached press release contain forward-looking statements as defined in the Securities Exchange Act of 1934 and is subject to the safe harbors created therein. The forward-looking statements relate to future revenue growth, demand in 2009 and future cash flow results. These forward-looking statements involve risks and uncertainties that could cause Superclick’s results to differ materially from management's current expectations. Such risks and uncertainties include, but are not limited to, the risk of a further decline in general economic conditions and the global credit and equity markets, and unforeseen changes in the strength of our customers' businesses and demand for current and new products and technologies.

The information in this section, including the information contained in the Conference Call Script attached as Exhibit 99.1 is being furnished pursuant to this Item 7.01 and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. In addition, this information shall not be deemed to be incorporated by reference into any of the Registrant’s filings with the Securities and Exchange Commission, except as shall be expressly set forth by specific reference in any such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibit
99.1	Conference call script for Superclick’s fiscal year ended October 31, 2008 and related matters (furnished herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 23, 2009

SUPERCLICK, INC.

By:	/s/ Jean Perrotti
Jean Perrotti
Chief Financial Officer

EXHIBIT INDEX

No.	Description

99.1	Conference call script dated January 22, 2009